                                                                      Exhibit 99

                                                                    Premcor Logo

                                                                 Premier People,
                                                           Products and Services

NEWS RELEASE ------------------

                                                         Premcor Inc.
                                                         1700 East Putnam Avenue
                                                         Suite 500
                                                         Old Greenwich, CT 06870
                                                         203-698-7500
                                                         203-698-7925 fax



                  PREMCOR ANNOUNCES THIRD QUARTER 2002 RESULTS

     OLD GREENWICH, Connecticut, November 7, 2002---Premcor Inc. (NYSE: PCO) today reported a net loss of $24.5 million, or $.43 per share, in the third quarter of 2002 compared to net earnings of $44.3 million, or $1.28 per share, in the third quarter of 2001. Excluding the effect of the special items discussed below, the third quarter 2002 net loss was $15.5 million, or $.27 per share, compared to net earnings of $54.1 million, or $1.57 per share, in the third quarter of 2001.

     For the nine months ended September 30, 2002, Premcor reported a net loss of $164.3 million, or $3.57 per share, as compared to net earnings of $187.1 million, or $5.42 per share, in the first nine months of 2001. Excluding the effect of the special items discussed below, the first nine months of 2002 resulted in a net loss of $45.2 million, or $.98 per share, compared to net earnings of $272.5 million, or $7.90 per share, in the first nine months of 2001.

     Commenting on the quarter, Thomas D. O'Malley, Premcor's Chairman, Chief Executive Officer, and President, said, "High gasoline and distillate inventories kept pressure on prices for these products through mid-September. The price spread between heavy sour Mexican Maya crude oil and light sweet West Texas Intermediate crude oil remained below historical levels for most of the quarter. Premcor's Port Arthur refinery relies on Maya crude oil as its principal feed, so a narrow Maya-WTI spread has a negative effect on Premcor's results. Product prices started to improve in September, which, combined with a widening of the Maya-WTI spread, led to a profitable September for Premcor. Port Arthur's throughput was negatively impacted at the end of September by Hurricane Isidore."

     Looking ahead, O'Malley said, "Prospects for the fourth quarter are much brighter. Hurricane Isidore in late September was followed by Hurricane Lili in early October. These storms affected production at a substantial number of Gulf Coast refineries, and also curtailed crude oil shipments to inland refineries serviced by Gulf Coast pipelines, thus reducing refinery production there as well. Due to these and other factors, refined product inventories have now declined toward the levels seen in 2000 and early 2001. In fact, on a demand-adjusted basis they are currently at five-year lows. The Maya-WTI spread also showed some improvement this month, but it is still below historical levels. Based on our first month of operations, and assuming seasonal market conditions and normal operations for the rest of the period, we currently expect Premcor to generate after-tax earnings of roughly $0.40 per share in the fourth quarter."

     On the continuing transformation of Premcor, O'Malley said, "We have recently taken a number of actions to improve our crude oil acquisition economics. On October 1, we entered into a new supply contract for our Lima refinery that should lower its crude costs by $0.20 per barrel. We have also reduced, effective October 1, our Mexican offtake for Port Arthur to the minimum allowed under the supply contract and begun substituting other heavy crude oils at superior economics. Mexican Maya crude oil has been trading at artificially high prices, and we will continue to de-emphasize its use until the market normalizes."

     O'Malley continued, "The steps we have taken over the past nine months have lowered our processing costs and improved our crude oil acquisition economics. These improved economics have put us in a position to be profitable even in poor margin environments like the first ten months of 2002. The current First Call (Wall Street consensus) 2003 earnings estimate for Premcor is $2.32 per share. A review of individual research reports indicates that this earnings estimate is based on the following market indicators: $3.50 for the Gulf Coast 3:2:1 crack spread, $4.80 for the Chicago 3:2:1 crack spread, $6.16 for the Maya-WTI differential, and $21.60 for WTI. If these indicator levels are achieved, Premcor would expect to meet or exceed the First Call estimate for 2003."

     O'Malley concluded, "We continue to work on improving our economics, and we are focused on achieving a safe and reliable operation that offers significant returns to our shareholders."

     For the third quarter of 2002, pre-tax special items of $14.5 million included $10.1 million related to the announced restructuring of the company's workforce at its Port Arthur, Texas and Lima, Ohio facilities and additional reductions in the St. Louis general and administrative operations, $4.2 million related to the write-down of our 5% investment in the Clark Retail Group, Inc. as a result of its recent bankruptcy filing, and $.2 million related to the repurchase of some of our long-term debt. The total after-tax effect of these special items on the quarter was a net loss of $9.0 million, equal to $.16 per share. For the third quarter 2001, pre-tax special items of $17.5 million included $17.2 million related to the closure of the company's Blue Island, Illinois refinery, $9.0 million associated with the decommissioning of two idled coker units at the Port Arthur facility, and $8.7 million in gains associated with debt repurchases. The after-tax effect of these special items on the 2001 third quarter results was a net loss of $9.8 million, equal to $.28 per share.

     For the first nine months of 2002, pre-tax special items of $192.4 million included $137.4 million related to the closure of the Hartford refinery, $27.4 million primarily for severance and other charges related to the restructuring of the company's Port Arthur, Texas and Lima, Ohio refineries and the St. Louis general and administrative operations, $2.5 million related to the PRG and Sabine restructuring, $1.4 million for idled equipment, $19.5 million related to the early retirement of long-term debt, and $4.2 million related to the write-down of the Clark Retail Group, Inc. minority interest. The after-tax effect of these special items for the nine months of 2002 was $119.1 million, or $2.59 per share. Special items for the first nine months of 2001 included pre-tax charges of $176.2 million related to the closure of the Blue Island, Illinois refinery and the decommissioning of two coker units at Port Arthur. The net after-tax effect of these charges, partially offset by a $30 million income tax benefit and a $8.7 million gain associated with debt repurchases, was $85.4 million, or $2.48 per share.

     The company's regular quarterly conference call concerning the quarter's results will be webcast live today at 11:00 am EST on the Investor Relations section of the Premcor Inc. website at www.premcor.com. A 24-hour replay of the call will be available until November 14, 2002 at (800) 944-7023, and the call will be archived on the company's website.

     Premcor Inc. is one of the largest independent petroleum refiners and marketers of unbranded transportation fuels and heating oil in the United States.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's current expectations with respect to future market conditions, future operating results, the future performance of its refinery operations, and future debt reductions. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," "may," "will," "should," "shall," and similar expressions typically identify such forward-looking statements. Even though Premcor believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, operational difficulties, varying market conditions, potential changes in gasoline, crude oil, distillate, and other commodity prices, government regulations, and other factors contained from time to time in the reports filed with the Securities and Exchange Commission by the company and its subsidiaries, Premcor USA Inc. and The Premcor Refining Group Inc., including the company's Form S-1 and the company's and its subsidiaries' quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.

                                       ###


Contacts:
Premcor Inc.
Joe Watson, (203) 698-7510 (Media/Investors)
Karen Davis, (314) 854-1424 (Investors)
Michael Taylor, (314) 719-2304 (Investors)

                          Premcor Inc. and Subsidiaries
                                Earnings Release


                                                               Three months ended            Nine months ended
                                                                  September 30,                September 30,
                                                              ----------------------       ----------------------
(dollars in millions except per share amounts, unaudited)      2002           2001           2002          2001
                                                              --------      --------       --------      --------
Operating revenues                                           $ 1,899.8     $ 1,666.2      $ 4,807.1     $ 5,170.9
Cost of sales                                                  1,757.8       1,390.8        4,342.8       4,133.7
                                                             ---------     ---------      ---------     ---------
     Gross margin                                                142.0         275.4          464.3       1,037.2
Operating expenses                                               109.6         104.9          338.2         355.8
General and administrative expenses                               11.9          16.1           40.8          45.3
Stock option compensation expense                                  4.2           -              9.9           -
                                                             ---------     ---------      ---------     ---------
     Adjusted EBITDA (1)                                          16.3         154.4           75.4         636.1
Depreciation and amortization                                     20.8          23.2           64.9          67.7
Restructuring and other charges                                   14.3          26.2          172.9         176.2
                                                             ---------     ---------      ---------     ---------
     Operating income (loss)                                     (18.8)        105.0         (162.4)        392.2
Interest expense and finance income, net                         (20.5)        (33.8)         (81.5)       (106.3)
Gain (loss) on extinguishment of long-term debt                   (0.2)          8.7          (19.5)          8.7
Income tax benefit (provision)                                    15.0         (31.4)          99.9         (78.7)
Minority interest                                                  -            (1.5)           1.7         (12.4)
                                                             ---------     ---------      ---------     ---------
     Net income (loss) from continuing operations before
       preferred stock dividends                                 (24.5)         47.0         (161.8)        203.5
Discontinued operations, net of tax benefit                        -             -              -            (8.5)
Preferred stock dividends                                          -            (2.7)          (2.5)         (7.9)
                                                             ---------     ---------      ---------     ---------
  Net income (loss) available to common
    shareholders                                             $   (24.5)    $    44.3      $  (164.3)    $   187.1
                                                             =========     =========      =========     =========
Net income (loss) per common share (fully-diluted):
     Income (loss) from continuing operations                $   (0.43)    $    1.28      $   (3.57)    $    5.67
     Discontinued operations                                       -             -              -           (0.25)
                                                             ---------     ---------      ---------     ---------
     Net income (loss)                                       $   (0.43)    $    1.28      $   (3.57)    $    5.42
                                                             ---------     ---------      ---------     ---------
Weighted average common shares outstanding (in millions)          57.5          34.5           46.0          34.5

(1) Earnings before interest, income taxes, depreciation, amortization and restructuring and other charges.

                                                           September 30,  December 31,
Summarized Balance Sheet Information                           2002          2001
                                                           -------------  ------------
Cash and short-term investments:
     Premcor Inc.                                             $   47.0      $    2.1
     Premcor USA Inc.                                              1.5          25.5
     The Premcor Refining Group Inc.                             109.5         484.2
                                                              --------      --------
        Consolidated cash and short-term investments             158.0         511.8
Cash restricted for debt service                                  51.9          30.8
Other working capital                                             81.8         (60.0)
Total assets                                                   2,292.5       2,509.8
Long-term debt and exchangeable preferred stock:
     Premcor USA Inc.                                             40.1         239.2
     The Premcor Refining Group Inc.                             869.6       1,247.0
                                                              --------      --------
     Consolidated long-term debt                                 909.7       1,486.2
Total common stockholders' equity                                658.6         294.7

                         Premcor Inc. and Subsidiaries
                                Earnings Release


                                                       Three months ended      Nine months ended
                                                          September 30,          September 30,
                                                       ------------------     -------------------
(unaudited)                                             2002        2001        2002       2001
                                                       -------     ------     -------     -------
Selected Volumetric and Per Barrel Data

Production (Mbbls per day)                               453.9      452.2       454.8       459.6

Crude oil throughput (Mbbls per day)                     415.4      429.5       432.4       438.8

Per barrel of throughput:
     Gross margin                                      $  3.72    $  6.97     $  3.93     $  8.66
     Operating expenses                                   2.87       2.65        2.87        2.97

Market Indicators (dollars per barrel)

West Texas Intermediate, or "WTI" (sweet)              $ 28.34    $ 26.81     $ 25.41     $ 27.84
Crack Spreads:*
     Gulf Coast 3/2/1                                     2.64       3.41        2.93        4.98
     Gulf Coast 2/1/1                                     2.22       3.27        2.42        4.54
     Chicago 3/2/1                                        4.80       9.21        4.59        9.04
     Chicago 5/3/2                                        4.63       9.13        4.38        8.83
Crude Oil Differentials:
     WTI less WTS (sour)                                  1.31       2.02        1.26        3.11
     WTI less Maya (heavy sour)                           4.92       7.63        4.90        9.57
     WTI less Dated Brent (foreign)                       1.37       1.43        1.01        1.68
Natural Gas (per mmbtu)                                   3.19       3.01        2.92        4.90


* Per barrel margin indicator for the conversion of crude oil into finished products. The first number represents the number of barrels of West Texas Intermediate crude oil, priced at Cushing, Oklahoma. The second and third numbers represent the number of barrels of conventional gasoline and high sulfur diesel fuel produced, priced in their respective regional market.

                         Premcor Inc. and Subsidiaries
                                Earnings Release

                                           Three months ended September 30, 2002   Three months ended September 30, 2001
                                           -------------------------------------   -------------------------------------
                                            Port                                    Port
Selected Refinery Data (unaudited)         Arthur     Lima     Hartford   Total    Arthur     Lima     Hartford   Total
----------------------------------         -------   -------   --------  -------   -------   -------   --------  -------
Operating results (dollars in millions):
     Gross margin:
     Gulf Coast 3/2/1                      $  52.5   $  34.1   $  14.3   $ 100.9   $  67.5   $  47.0   $  20.0   $ 134.5
     Chicago 3/2/1 vs. Gulf Coast 3/2/1        -        27.9      11.7      39.6       -        80.0      34.1     114.1
     Crude oil differentials to benchmark     67.1     (14.3)      4.4      57.1     111.0     (16.2)     14.1     108.9
     Product differentials to benchmark      (31.8)     (7.7)    (16.1)    (55.6)    (39.4)    (27.4)    (15.3)    (82.1)
                                           -------   -------   -------    ------   -------   -------   -------   -------

          Realized gross margin               87.8      40.0      14.2     142.0     139.1      83.4      52.9     275.4

     Operating expenses                       64.3      26.3      19.0     109.6      60.9      26.3      17.7     104.9
                                           -------   -------   -------    ------   -------   -------   -------   -------
          Net refining margin                 23.5      13.7      (4.8)     32.4      78.2      57.1      35.2     170.5

     Depreciation and amortization            13.0       5.9         -      18.9      12.1       5.7       4.0      21.8

Per barrel of throughput (in dollars):
     Gross margin:
     Gulf Coast 3/2/1                      $ 2.64    $  2.64   $  2.64   $  2.64   $  3.41    $ 3.41   $  3.41    $ 3.41
     Chicago 3/2/1 vs. Gulf Coast 3/2/1        -        2.16      2.16      1.04        -       5.80      5.80      2.89
     Crude oil differentials to benchmark    3.38      (1.11)     0.81      1.49      5.60     (1.17)     2.40      2.76
     Product differentials to benchmark     (1.60)     (0.59)    (2.98)    (1.45)    (1.99)    (1.99)    (2.60)    (2.08)
                                           -------   -------   -------    ------   -------   -------   -------   -------
          Realized gross margin              4.42       3.09      2.63      3.72      7.02      6.04      9.00      6.97

     Operating expenses                      3.24       2.03      3.51      2.87      3.07      1.91      3.01      2.65
                                           -------   -------   -------    ------   -------   -------   -------   -------
          Net refining margin                1.18       1.06     (0.89)     0.85      3.94      4.14      5.99      4.32

     Depreciation and amortization           0.65       0.46        -       0.49      0.61      0.41      0.68      0.55

Calculation methodology:

     Although the Company manages its refinery business, including feedstock acquisition and product marketing, on an integrated basis, for analytical purposes, the business results shown here have been allocated to the individual refineries. The foundation for determining realized gross margin by refinery is a daily valuation of actual refinery feedstocks at market and a daily valuation of actual refinery production at market. The result of this calculation is a standard refinery gross margin. Since it is not possible to ratably deliver priced feedstocks to our refineries and since it is not possible to realize the value of refinery production on the day it is produced, the actual refinery gross margin differs from the standard. These differences arise from the fact that crude oil is often purchased and priced well in advance of the time that it is consumed and the value of refinery production can be fixed before or after it is produced and is further determined by the channel of trade through which it is marketed. Inventory fluctuations and hedging activities with their attendant product grade, location and time basis risks lead to further deviations from the standard daily feedstock and product valuations. These variations from the standard are allocated to each refinery on a reasonable basis, usually driven by volume of crude input. As a result of these allocations, the individual refinery realized gross margins presented here do not reflect the results that would be reported if separately accounted for in accordance with generally accepted accounting principles.

                         Premcor Inc. and Subsidiaries
                                Earnings Release

                                           Three months ended September 30, 2002    Three months ended September 30, 2001
Selected Volumetric Data                   -------------------------------------   ---------------------------------------
------------------------                    Port                                    Port
(in thousands of barrels per day)          Arthur     Lima     Hartford   Total    Arthur     Lima     Hartford     Total
---------------------------------          -------   -------   --------  -------   -------   -------   --------    -------
Feedstocks:
   Crude oil throughput:
     Sweet                                     -       136.2       -       136.2       -       149.5       8.3       157.8
     Light/Medium sour                        36.5       4.4      58.9      99.8      41.2       0.5      48.9        90.6
     Heavy sour                              179.4       -         -       179.4     174.4       -         6.7       181.1
                                             -----     -----      ----     -----     -----     -----      ----       -----
       Total crude oil                       215.9     140.6      58.9     415.4     215.6     150.0      63.9       429.5
     Unfinished and blendstocks               23.0      (6.7)      5.6      21.9      17.9      (8.1)      3.1        12.9
                                             -----     -----      ----     -----     -----     -----      ----       -----
        Total feedstocks                     238.9     133.9      64.5     437.3     233.5     141.9      67.0       442.4
                                             =====     =====      ====     =====     =====     =====      ====       =====



Production:
   Light products:
     Conventional gasoline                    92.4      70.1      28.0     190.5      82.2      73.3      30.0       185.5
     Premium and reformulated gasoline        21.0      13.6       7.1      41.7      24.0      13.7       6.5        44.2
     Diesel fuel                              63.0      16.1      20.4      99.5      76.1      18.5      22.0       116.6
     Jet fuel                                 26.0      22.9       -        48.9      17.9      25.8       -          43.7
     Petrochemical products                   20.6       6.9       2.6      30.1      17.2       7.0       2.7        26.9
                                             -----     -----      ----     -----     -----     -----      ----       -----
       Total light products                  223.0     129.6      58.1     410.7     217.4     138.3      61.2       416.9
   Petroleum coke and sulfur                  27.0       2.8       3.4      33.2      22.5       3.1       3.7        29.3
   Residual oil                                6.8       2.2       1.0      10.0       4.3       1.9      (0.2)        6.0
                                             -----     -----      ----     -----     -----     -----      ----       -----
       Total production                      256.8     134.6      62.5     453.9     244.2     143.3      64.7       452.2
                                             =====     =====      ====     =====     =====     =====      ====       =====

                         Premcor Inc. and Subsidiaries
                                Earnings Release

                                               Nine months ended September 30, 2002       Nine months ended September 30, 2001
                                            ---------------------------------------  ----------------------------------------------
                                              Port                                    Port                          Blue
Selected Refinery Data (unaudited)           Arthur     Lima     Hartford   Total    Arthur     Lima     Hartford  Island*  Total
---------------------------------           ---------  --------  --------  -------   -------   -------   --------  ------- --------
Operating results (dollars in millions):

  Gross margin:
  Gulf Coast 3/2/1                          $ 183.2    $112.8    $49.8   $ 345.7    $ 305.9   $ 194.3   $ 88.7    $ 7.2   $  596.1
  Chicago 3/2/1 vs. Gulf Coast 3/2/1              -      63.6     28.1      91.7          -     158.7     72.5      5.9      237.1
  Crude oil differentials to benchmark        247.6     (30.0)    22.5     240.2      441.2     (65.6)    52.7      1.4      429.7
  Product differentials to benchmark         (142.8)    (26.7)   (43.8)   (213.3)    (143.5)    (32.2)   (42.9)    (7.1)    (225.7)
                                            --------   -------   ------  --------   -------   -------   ------    ------- --------
     Realized gross margin                    288.0     119.7     56.6     464.3      603.6     255.2    171.0      7.4    1,037.2

Operating expenses                            198.2      83.5     56.5     338.2      211.1      85.1     54.2      5.4      355.8
                                            --------   -------   ------  --------   -------   -------   ------    ------- --------
  Net refining margin                          89.8      36.2      0.1     126.1      392.5     170.2    116.8      1.9      681.4

Depreciation and amortization                  39.4      17.5      2.9      59.8       35.0      16.3     11.8      1.1       64.2

Per barrel of throughput (in dollars):
  Gulf Coast 3/2/1
  Chicago 3/2/1 vs. Gulf Coast 3/2/1        $   2.93   $  2.93   $ 2.93  $   2.93   $   4.98  $   4.98  $  4.98   $ 4.98     $ 4.98
  Chicago 3/2/1 vs. Gulf Coast 3/2/1              -       1.65     1.65      0.78          -      4.07     4.07     4.07       1.98
  Crude oil differentials to benchmark          3.96     (0.78)    1.32      2.03       7.18     (1.68)    2.95     0.96       3.59
  Product differentials to benchmark           (2.28)    (0.69)   (2.58)    (1.81)     (2.33)    (0.83)   (2.41)   (4.91)     (1.88)
     Realized gross margin                 ---------  --------  -------- --------   --------  --------   ------   ------- ---------
                                                4.60      3.11     3.33      3.93       9.82      6.54     9.59     5.10       8.66

Operating expenses                              3.17      2.17     3.32      2.87       3.41      2.18     3.04     3.75       2.97
                                           ---------  --------  -------- --------   --------  --------   ------   ------- ---------
  Net refining margin                           1.44      0.94     0.01      1.07       6.40      4.36     6.55     1.34       5.69

Depreciation and amortization                   0.63      0.45     0.17      0.51       0.57      0.42     0.66     0.76       0.54

Calculation methodology:
  Although the Company manages its refinery business, including feedstock acquisition and product marketing, on an integrated basis, for analytical purposes, the business results shown here have been allocated to the individual refineries. The foundation for determining realized gross margin by refinery is a daily valuation of actual refinery feedstocks at market and a daily valuation of actual refinery feedstocks at market and a daily valuation of actual refinery production at market. The result of this calculation is a standard refinery gross margin. Since it is not possible to ratably deliver daily priced feedstocks to our refineries and since it is not possible to realize the value of refinery production on the day it is produced, the actual refinery gross margin differs from the standard. These differences arise from the fact that crude oil is often purchased and priced well in advance of the time that it is consumed and the value of refinery production can be fixed before or after it is produced and is further determined by the channel of trade through which it is marketed. Inventory fluctuations and hedging activities with their attendant product grade, location and time basis risks lead to further deviations from the standard daily feedstock and product valuations. These valuations from the standard are allocated to each refinery on a reasonable basis, usually driven by volume of crude input. As a result of these allocations, the individual refinery realized gross margins presented here do not reflect the results that would be reported if separately accounted for in accordance with generally accepted accounting principles.

                         Premcor Inc. and Subsidiaries
                                Earnings Release

                                           Nine months ended September 30, 2002         Nine months ended September 30, 2001
                                           -------------------------------------   ----------------------------------------------
Selected Volumetric Data                    Port                                    Port                          Blue
(in thousands of barrels per day)          Arthur    Lima     Hartford    Total    Arthur     Lima     Hartford  Island*    Total
----------------------------------         ------    -----    --------   -------   ------    ------    --------  -------   ------
Feedstocks:
  Crude oil throughput:
    Sweet                                      -     137.7        -       137.7        -      138.3       4.5      4.2      147.0
    Light/Medium sour                        39.5      3.3      59.1      101.9      48.8       4.7      54.9      1.1      109.5
    Heavy sour                              189.6       -        3.2      192.8     176.4        -        5.9       -       182.3
                                            -----    -----      ----      -----     -----     -----      ----      ---      -----
      Total crude oil                       229.1    141.0      62.3      432.4     225.2     143.0      65.3      5.3      438.8
    Unfinished and blendstocks                5.7     (6.0)      4.2        3.9      10.8      (5.4)      1.4      0.5        7.3
                                            -----    -----      ----      -----     -----     -----      ----      ---      -----
      Total feedstocks                      234.8    135.0      66.5      436.3     236.0     137.6      66.7      5.8      446.1
                                            =====    =====      ====      =====     =====     =====      ====      ===      =====

Production:
  Light products:
    Conventional gasoline                    83.5     73.1      29.9      186.5      81.9      71.0      29.4      0.2      182.5
    Premium and reformulated gasoline        21.6     11.4       6.3       39.3      24.6      12.2       6.9      3.4       47.1
    Diesel fuel                              64.7     17.4      20.8      102.9      74.4      20.6      22.1      1.5      118.6
    Jet fuel                                 27.7     22.1        -        49.8      18.6      23.2        -        -        41.8
    Petrochemical products                   18.3      7.5       3.0       28.8      18.9       6.9       3.1      0.1       29.0
                                            -----    -----      ----      -----     -----     -----      ----      ---      -----
      Total light products                  215.8    131.5      60.0      407.3     218.4     133.9      61.5      5.2      419.0
    Petroleum coke and sulfur                29.9      2.8       4.1       36.8      26.5       2.9       4.0       -        33.4
    Residual oil                              7.3      2.0       1.4       10.7       4.6       2.1        -       0.5        7.2
                                            -----    -----      ----      -----     -----     -----      ----      ---      -----
      Total production                      253.0    136.3      65.5      454.8     249.5     138.9      65.5      5.7      459.6
                                            =====    =====      ====      =====     =====     =====      ====      ===      =====

* Closed January 2001